UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549

                                 FORM 8-K

                              CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)       September 22, 2000



                      THE SAN FRANCISCO COMPANY
     (Exact name of registrant as specified in its charter)


          DELAWARE                     0-10198            94-3071255
     (State or other jurisdiction    (Commission        (IRS Employer
     of incorporation)                File number)     Identification No.)


         550 MONTGOMERY STREET, SAN FRANCISCO, CALIFORNIA  94111
            (Address of principal executive offices)(Zip Code)


                            (415)781-7810
       (Registrant's telephone number, including area code)



                                  NONE
     (Former name or former address, if changed since last report.)


page

                        THE SAN FRANCISCO COMPANY





Item 5.   OTHER EVENTS -

     On September 22, 2000, the San Francisco Company and its wholly owned subsidiary, Bank of San Francisco, entered into an Agreement and Plan of Merger with First Banks America, Inc. The press release issued on September 22, 2000 is attached as Exhibt I.



page 2

                      THE SAN FRANCISCO COMPANY




                            SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                    THE SAN FRANCISCO COMPANY
                           (Registrant)





Date:    September 26, 2000            /s/ James E. Gilleran
                                       James E. Gilleran
                                       Chairman and Chief Executive Officer


Date:    September 26, 2000            /s/Keary L. Colwell
                                       Keary L. Colwell
                                       Executive Vice President
                                       and Chief Financial Officer


page 3


                              PRESS RELEASE

                                                                   Exhibit I

FIRST BANKS AMERICA, INC.               BANK OF SAN FRANCISCO
ST. LOUIS, MISSOURI                     SAN FRANCISCO, CALIFORNIA

CONTACT:  Frank H. Sanfilippo           Keary L. Colwell
          Executive Vice President      Executive Vice President and
           and Chief Financial Officer    Chief Financial Officer
          (314) 995-8700                (415) 781-7810

TRADED:   NYSE
SYMBOL:   FBA


FOR IMMEDIATE RELEASE

                           BANK OF SAN FRANCISCO AND
                            FIRST BANKS AMERICA, INC.
                              ANNOUNCE SIGNING OF
                          AGREEMENT AND PLAN OF MERGER


     SAN FRANCISCO, CALIFORNIA, September 22, 2000. James E. Gilleran, Chairman of the Board and Chief Executive Officer of The San Francisco Company and its wholly-owned subsidiary, Bank of San Francisco, and James F. Dierberg, Chairman, President and Chief Executive Officer of First Banks America, Inc. (FBA) jointly announced the signing of a Definitive Agreement providing for the acquisition of Bank of San Francisco, San Francisco, California, by FBA.

     Bank of San Francisco has one banking location in the San Francisco financial district. As of June 30, 2000, Bank of San Francisco had total assets of $203 million. Mr. Gilleran commented, "We are delighted that FBA will be the acquirer because of their outstanding reputation. Our customers and employees can look forward to the strength, convenience and resources of the combined institutions."

     Dierberg said, "We are excited about the opportunity to join with Bank of San Francisco and to continue to build on the base they have established. FBA currently has three other banking locations in San Francisco, as well as nine in the surrounding Bay area. This network of banking locations can further enhance the services Bank of San Francisco provides its customers, and allow them greater convenience."

     The management of FBA and Bank of San Francisco expects a smooth transition in this process. Under the terms of the agreement, the shareholders of The San Francisco Company will receive $1.95 per share in cash, or a total of approximately $63.0 million. The transaction, which is subject to regulatory approvals and other conditions, is expected to be completed during the first quarter of 2001. FBA had total assets of $1.1 billion as of June 30, 2000 and operates 17 commercial banking locations in California and six commercial banking locations in Texas. Within California, FBA operates First Bank of California, headquartered in Sacramento, and Redwood Bank, headquartered in San Francisco. As of June 30, 2000, these banks had total assets of $766 million.
In June 2000, FBA announced the signing of an agreement to acquire Commercial Bank of San Francisco, which is also located in the downtown San Francisco financial district, and, in August 2000, FBA announced the signing of an agreement to acquire
Millennium Bank, which has one office in the San Francisco financial district and one office in the Oakland City Center. As of June 30, 2000, Commercial Bank of San Francisco had total assets of $177 million and Millennium Bank had total assets of $104 million.

                                 # # #



page 5